UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2016

Behringer Harvard Opportunity REIT II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-3650
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On September 21, 2016, Behringer Harvard Opportunity REIT II, Inc. (the “Company”) held its annual meeting of stockholders. According to the inspector of elections, a total of 13,402,289 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 52.7% of the total number of shares entitled to vote at the meeting. The voting results, as certified by the inspector of elections, are as follows:
Proposal 1 - Election of Directors.
The Company's stockholders elected six directors of the Company to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Stockholders voted as follows:

Nominee	For	Withheld	Broker Non-Votes
Robert S. Aisner	10,871,270	495,477	2,035,542
Andreas K. Bremer	10,891,653	475,094	2,035,542
Michael D. Cohen	10,897,188	469,559	2,035,542
Diane S. Detering-Paddison	10,885,813	480,934	2,035,542
Jeffery P. Mayer	10,898,497	468,250	2,035,542
Cynthia Pharr Lee	10,878,122	488,625	2,035,542
Proposal 2 - Ratification of Selection of Auditors.
The stockholders ratified the appoinment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2016. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
13,063,190	114,652	224,447	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: September 22, 2016	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President - Legal, General Counsel, & Secretary

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